Exhibit 99.1

                      INTERNET BUSINESS'S INTERNATIONAL, INC.
                         4634 S. Maryland Parkway, Suite 107
                                Las Vegas, Nevada 89119
                           PH. 702.944.2424 FAX. 702. 940.0078



                                         October 9, 2002

Effective this date, Internet Business's International, Inc. hereby adopts the "Corporate Governance and Accounting Under the Sarbanes-Oxley Act of 2002".

Therefore the company's financial reports will adhere to the following certifications;

1. Based on the officer's knowledge that the financial statements contain no material misstatements, and that the statements fairly present the company's financial position and results of Operations.

2.  That the signing officer has;

a.  reviewed the report;

b. based on the officer's knowledge, the report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading;

c. based on such officers knowledge, the financial statements and other financial information included in the report, fairly present in all material respects the financial condition and results of operations of the issuer as of, and for the periods presented in the report:

d. the signing officers are responsible for the internal controls, have designed controls to ensure that material information is made known to the officers on a timely basis and have evaluated the effectiveness of those controls within 90 days prior to the report, and have reported on their evaluation of the controls;

e. the signing officers have disclosed to the auditions and the audit committee all significant internal control problems and any fraud involving employees who have significant internal control responsibilities; and

f. the signing officers have indicated in the report whether there are any significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation, including actions correcting weakness in control.